EXHIBIT 32.1

CERTIFICATIONS

In connection with the Annual Report on Form 10-K of The First Bancshares, Inc. (the “Company”) for the year ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), M. Ray (Hoppy) Cole, Jr., as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2022
/s/ M. Ray (Hoppy) Cole, Jr.
M. Ray (Hoppy) Cole, Jr.
Chief Executive Officer

In connection with the Annual Report on Form 10-K of The First Bancshares, Inc. (the “Company”) for the year ending December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dee Dee Lowery, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 11, 2022
/s/ Donna T. (Dee Dee) Lowery
Donna T. (Dee Dee) Lowery
Chief Financial Officer